Exhibit 16

February 5, 2008

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, D.C. 20549

Re:	Orange REIT, Inc. File No. 333-131677

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Orange REIT, Inc. dated January 31, 2008, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP